EXHIBIT 10.8

                     PROMISSORY NOTE TO KENNETH A. CABIANCA
                               DATED MAY 11, 2005

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                                 PROMISSORY NOTE

CDN$1,500                                                           MAY 11, 2005
                                                WEST VANCOUVER, BRITISH COLUMBIA


For value received, BRINX RESOURCES LTD. ("Maker") promises to pay to the order of KENNETH A. CABIANCA, the sum of (CDN) ONE THOUSAND FIVE HUNDRED DOLLARS (CDN$1,500), with interest at the rate of six percent (6%) per annum, on December 31, 2005.

Maker may prepay this Note at any time without penalty.

This Note is unsecured.

Should legal proceedings be necessary to enforce the payment of this Note, Maker shall be liable for all costs of collection, including attorneys' fees.


"MAKER"

BRINX RESOURCES LTD.


By:
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         Leroy Halterman, President